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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
Vice President & Corporate Controller
816-584-5611

For Immediate Release

    AMERICAN ITALIAN PASTA COMPANY PROVIDES UPDATES ON RESTATEMENT PROCESS,
             NYSE COMPLIANCE, LIQUIDITY AND DURUM COST AND PRICING

Kansas City,  Mo.,  December 15, 2006 - American  Italian Pasta  Company  (NYSE:
PLB),  the largest  producer and marketer of dry pasta in North  America,  today provided  an  update  on the  progress  of  the  restatement  of its  historical financial statements and its compliance with NYSE requirements. The Company also updated its liquidity and its response to increasing durum costs.

RESTATEMENT PROCESS

As previously  announced,  the Audit Committee's legal advisors  completed their fact finding investigation and, with the forensic accountants, are reviewing the information  obtained in the  investigation.  The Company has also substantially completed its review of  historical  accounting  matters and is  finalizing  its conclusions  and  preparing  its  fiscal  year  2005  financial  statements  and restatements of its financial statements for fiscal year 2004 and prior periods.
The information is being reviewed by the Company's independent registered public accounting  firm.  The Company is continuing to marshal all available  resources and  anticipates it will file its annual report on Form 10-K for the fiscal year ended September 30, 2005 by the end of January 2007.

The  Company  filed  with  the SEC  yesterday  a Form  12b-25  stating  that the
Company's  annual  report on Form 10-K for the fiscal year ended  September  29,
2006, was not filed by its due date of December 31, 2006. The Company  continues to  believe  that its 2006 Form 10-K will be  completed  and filed by the end of
March 2007.

American Italian Pasta Co.
December 15, 2006

NYSE COMPLIANCE

On June 23, 2006,  the Company  received a trading  extension  from the New York
Stock Exchange of up to six months,  through  December 31, 2006, to complete and file its Annual  Report on Form 10-K for the year ended  September 30, 2005 with the Securities and Exchange  Commission.  The extension was subject to review by the NYSE on an ongoing basis.

The Company has  notified  the NYSE that it will not meet the  extended  date of
December  31,  2006.  The NYSE has  notified  the Company  that it will  suspend trading in the  Company's  shares prior to the opening of trading on  Wednesday,
December 20,  2006,  and that under NYSE Rule 802.01E the NYSE will move forward with the  initiation of suspension  and delisting  procedures.  The Company will appeal that  decision  through the process  provided  under the NYSE rules.  The
Company has been advised that its shares are immediately  eligible for quotation on the Pink  Sheets,  an  electronic  quotation  service for  securities  traded over-the-counter, effective with the open of business on Wednesday, December 20,
2006. As a result, we expect no interruption of trading in our shares.  The NYSE procedures will have no impact on the Company's $295 million,  five-year  credit facility or covenants attendant thereto.

"AIPC has been working  diligently with our  independent  auditors to thoroughly review all of the Company's financial  statements for certain periods," said Jim
Fogarty,  AIPC's CEO. "We have made substantial  progress toward concluding this intensive  review  process  and are doing  everything  possible to ensure both a prompt  completion and the accuracy and  credibility  of the historical  balance sheet we will move forward with. As to changes in our stock  trading  venue,  we will continue to pursue  appropriate  alternatives for the trading of our common shares, but more importantly we are focused on returning to timely filing status and continuing to improve our business."

LIQUIDITY

As we  previously  announced,  as of fiscal year end  September  29,  2006,  the
Company had total debt  outstanding  on  September  29, 2006 of $262.3  million.
Total debt, net of cash, was $239.3 million;  reflecting a reduction in net debt of $28.2 million during fiscal 2006.

Total debt outstanding on December 13, 2006 was $254.3 million.  Total debt, net of cash was $229.7 million,  reflecting a further  reduction in net debt of $9.6 million from fiscal year end  September 29, 2006. We note that this included our receipt of  anti-dumping  income of  approximately  $3.0  million  from the U.S.
government  under the  Continued  Dumping and Subsidy  Offset Act of 2000. As of
December 13, 2006, the Company had total  liquidity  resources of $52.3 million, consisting of cash on hand of $24.6  million and $27.7  million in  availability under the Company's $30 million revolving credit facility.

American Italian Pasta Co.
December 15, 2006

DURUM COST IMPACT

As previously  reported,  durum costs have risen  dramatically in recent months.
The price of durum, which constitutes  approximately  one-third of the Company's cost of goods sold, has risen  approximately 34% since December 2005. To address these  substantial  cost  increases,  the  Company has been  implementing  price increases  in its  non-branded  business  and  recently  has advised its branded customers that it will implement price increases in its retail branded  products effective  February 2007,  consistent with the  competitive  market in which the
Company operates. The Company believes price increases will not fully offset the negative  impact of increased  durum costs on the  Company's  cost of goods sold during the fiscal year 2007,  but believes it will achieve that goal on a longer term  basis.  In addition to  pricing,  the  Company  also is pursuing  business
growth,  further  improvements  in  its  cost  structure,   and  other  business
enhancements to assist in the offset of this durum inflation.

"AIPC has made  significant  strides over the past year," Mr. Fogarty added. "We have been executing our strategic  business  plan,  improving our operations and continuing to provide  outstanding  service to our customers.  We obtained a new credit facility, stabilized our revenue base, reduced our net debt, strengthened our liquidity,  produced strong cash flow and have been able to respond to durum inflation by beginning to introduce price increases in line with the competitive market. With the support of our leadership team, dedicated  employees,  lenders, customers and suppliers, we are looking to the future."

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.  The
Company  has four  plants  that are  located  in  Excelsior  Springs,  Missouri;
Columbia, South Carolina; Tolleson, Arizona and Verolanuova,  Italy. The Company
has approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements  by the Company  regarding  the timing of filing of its 2005 and 2006
Forms 10-K,  future compliance with NYSE listing  requirements,  and durum costs and pasta price  increases are  forward-looking.  Actual results or events could differ  materially.  The  differences  could be caused  by a number of  factors, including,  but not  limited  to,  the  completion  and  findings  of the  Audit
Committee  investigation,  the Company's review of its financial  statements,  a review and/or audit of the  Company's  financial  statements by its  independent registered public accounting firm, the SEC staff review, the conclusions reached regarding  financial  reporting,  and  durum  market  prices  and  pasta  market competitive factors. The Company will not update any forward-looking  statements in this press release to reflect future events.

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